Exhibit 5.1

July 23, 2013

Tile Shop Holdings, Inc.

14000 Carlson Parkway

Plymouth, Minnesota 55441

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Tile Shop Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of 2,500,000 shares of Common Stock (the “Shares”) issuable pursuant to the Company’s 2012 Omnibus Award Plan, f/k/a the 2012 Equity Award Plan, as amended (the “2012 Plan”). The Shares represent 2,500,000 shares of common stock newly reserved for issuance under the 2012 Plan.

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company: (i) the Company’s Certificate of Incorporation; (ii) the Company’s Bylaws; (iii) certain corporate resolutions adopted by the Board of Directors and stockholders of the Company pertaining to the adoption and approval of the 2012 Plan; (iv) the 2012 Plan; and (v) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable. This opinion is limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By:	/s/ John Houston
John Houston, Vice President